                                                                    EXHIBIT 99.1

                                   [LUMINEX]

 LUMINEX CORPORATION REPORTS FOURTH QUARTER AND YEAR END 2003 RESULTS: REVENUES
                             UP 113% OVER Q4 2002.


Austin, TX - February 4 /PRNewswire-FirstCall/ -- Luminex Corporation (Nasdaq:
LMNX) today announced its financial results for the fourth quarter and year ended December 31, 2003.

Revenue for the fourth quarter of 2003 was $8.4 million, compared with $4.0 million in the fourth quarter of 2002. Net loss for the fourth quarter was $643,000 or $0.02 per share, compared with $6.4 million or $0.22 per share in the fourth quarter of 2002. The cash and cash equivalents balance at December 31, 2003 was $39.5 million, a reduction of $1.0 million from the December 31, 2002 balance of $40.5 million.

Revenue for the fourth quarter of 2003 consisted of $5.1 million from the sale of 214 Luminex systems, $1.7 million from the sale of consumables, $496,000 of royalties and $1.2 million of other revenues. This compares to $1.9 million from the sale of 91 Luminex systems, $1.3 million from the sale of consumables, $205,000 of royalties and $521,000 of other revenues in the fourth quarter of 2002. Other revenues include training revenue, shipping revenue, miscellaneous part sales, amortized license fees and other special project revenue.

Revenue for the year ended December 31, 2003 was $26.3 million, compared with $13.0 million for the year ended December 31, 2002. Net loss for the year ended December 31, 2003 was $4.2 million, or $0.14 per share, compared with $24.9 million, or $0.85 per share, for the year ended December 31, 2002.

 "Overall, 2003 was a good year for Luminex. With our focus on executing against the results of the strategic study, we hope to see continued progress during 2004 in both our operating results and the acceptance of our technology in the marketplace," said G. Walter Loewenbaum, Chairman of the Board.

Luminex will host a conference call to discuss the results for the fourth quarter and year ended December 31, 2003 at 5:00 p.m. Eastern Standard Time on February 4, 2004. The call will be available via webcast live at http://www.luminexcorp.com. Simply log on to the web at the address above and access the Investor Relations link.

Luminex Corporation develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company's xMAP(R) system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company's xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex Corporation or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

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Statements made in this earnings release that express Luminex's or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words "believe," "expect," "intend," "estimate," "anticipate," "will" and similar expressions are intended to further identify such forward-looking statements. It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex's actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex's products, the Company's dependence on strategic partners for development, commercialization and distribution of products, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle, Luminex's ability to scale manufacturing operations, potential shortages of components, competition, the timing of regulatory approvals and any modification of the Company's operating plan in response to its recent evaluation of its business and continued search for a new chief executive officer, as well as the risks discussed under the heading "Factors That May Affect Future Results" in Luminex's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:          Harriss T. Currie
                  Chief Financial Officer
                  (512) 219-8020


                              -see attached tables-

                              LUMINEX CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                         DECEMBER 31,       DECEMBER 31,
                                                             2003                2002
                                                         ------------       ------------
                                     ASSETS
Current assets:
 Cash and cash equivalents .....................          $  39,480           $  40,482
 Accounts receivable, net ......................              5,227               2,460
 Inventory, net ................................              5,178               6,764
 Other .........................................                839                 773
                                                          ---------           ---------
  Total current assets .........................             50,724              50,479

Property and equipment, net ....................              1,657               2,397
Other ..........................................                913                 747
                                                          ---------           ---------
  Total assets .................................          $  53,294           $  53,623
                                                          =========           =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable and accrued liabilities ......          $   3,895           $   4,187
 Deferred revenue ..............................              1,307                 971
                                                          ---------           ---------
  Total current liabilities ....................              5,202               5,158
Deferred revenue ...............................              3,257               2,894
                                                          ---------           ---------
  Total liabilities ............................              8,459               8,052
                                                          ---------           ---------

Stockholders' equity:
 Common stock ..................................                 30                  29
 Additional paid-in capital ....................            125,169             121,702
 Accumulated other comprehensive loss ..........                (74)                (79)
 Accumulated deficit ...........................            (80,290)            (76,081)
                                                          ---------           ---------
  Total stockholders' equity ...................             44,835              45,571
                                                          ---------           ---------
  Total liabilities and stockholders' equity ...          $  53,294           $  53,623
                                                          =========           =========

                               LUMINEX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                 THREE MONTHS ENDED          FISCAL YEAR ENDED
                                                    DECEMBER 31,               DECEMBER 31,
                                               ----------------------      ----------------------
                                                 2003          2002          2003          2002
                                               --------      --------      --------      --------
                                                   (unaudited)
Revenue ..................................     $  8,429      $  3,962      $ 26,292      $ 13,008
Cost of revenue ..........................        4,860         2,713        16,462        10,325
                                               --------      --------      --------      --------
  Gross profit ...........................        3,569         1,249         9,830         2,683

Operating expenses:
  Research and development ...............          807           798         3,207         6,181
  Selling, general and administrative ....        3,532         3,127        13,098        18,290
  Restructuring Charges ..................           --         2,329            --         2,329
                                               --------      --------      --------      --------
   Total operating expenses ..............        4,339         6,254        16,305        26,800
                                               --------      --------      --------      --------

Loss from operations .....................         (770)       (5,005)       (6,475)      (24,117)

  Other income, net ......................          127           165           426           735

  Settlement of litigation ...............           --            --         1,840            --

  Impairment of asset ....................           --        (1,552)           --        (1,552)
                                               --------      --------      --------      --------
Net loss .................................     $   (643)     $ (6,392)     $ (4,209)     $(24,934)
                                               ========      ========      ========      ========
Net loss per share, basic and diluted ....     $  (0.02)     $  (0.22)     $  (0.14)     $  (0.85)
                                               ========      ========      ========      ========
Shares used in computing net loss
     per share, basic and diluted ........       30,241        29,452        29,814        29,275